POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of of Brian
Petersen, Jill Varner, Kelly McEwen, and Kelly Bolduc, or either of them, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described, to:

(1)	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID and the Form ID Confirming Statement, including amendments thereto, and any other document necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC;

(2)	prepare, execute, deliver and file with the SEC, for
and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director Versus Capital Advisors, LLC, the registered investment advisor to each of Versus Capital Multi-Manager Real Estate Income Fund LLC, Versus
Capital Real Assets Fund LLC, and/or Versus Capital Infrastructure Income Fund (the "Companies"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"),
 Section 30(h) of the Investment Company Act of 1940
(the "IC Act") and the rules and regulations thereunder as amended from time to time;

(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute Forms 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact, or either of them, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that either such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and either attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor are the Companies assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Section 30(h) of the IC Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and/or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Companies, unless earlier revoked by the undersigned in a signed writing delivered to either attorney-in-fact or, as to the rights and powers of either attorney-in-fact, the earlier resignation of such attorney-in-fact in a signed writing delivered to the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of October, 2023.


Signature: /s/ Richard McCready